DT Midstream Increases Ownership in Millennium Pipeline

•	Premier, fully contracted pipeline with creditworthy customers
•	Immediately accretive transaction
•	Consistent with core investment thesis

DETROIT, Sept. 29, 2022 – DT Midstream, Inc. (NYSE: DTM) today announced that it has entered into an agreement to acquire an additional 26.25% ownership interest in Millennium Pipeline for approximately $552 million in cash.

The transaction will be financed with cash on hand and available capacity under the company’s revolving credit facility. Under the terms of the agreement, DTM will acquire National Grid’s full ownership interests in Millennium Pipeline, which, upon closing, will bring DT Midstream’s total ownership in Millennium Pipeline to 52.50%.

Millennium Pipeline is a 263-mile interstate pipeline, strategically positioned to deliver Northeast Marcellus and Utica gas to utility and power plant markets across New York State and New England. DT Midstream is a founding developer and existing owner in Millennium Pipeline, which has been in service since 2008. The pipeline is also interconnected with the company’s wholly-owned Bluestone Gathering Lateral Pipeline which has upstream connections to its Susquehanna Gathering System.

“Increasing our ownership in a premium integrated asset like Millennium Pipeline directly aligns with our strategic investment thesis and accelerates our growth plan,” said David Slater, President and CEO. “This transaction also increases the revenue contribution from our pipeline segment, underpinned by take-or-pay contracts with high credit quality customers,” added Slater.

Jeff Jewell, Executive Vice President and CFO of DT Midstream, said “This transaction will be immediately value accretive and, given the strength of our balance sheet, will be fully funded with cash on hand and available credit capacity.”

Transaction Details

•	Transaction consideration: Approximately $552 million in cash
•	Transaction multiple: 10x 2023 Adjusted EBITDA
•	Transaction financing: Cash on hand and revolving credit facility drawings

The company expects an incremental Adjusted EBITDA contribution of $12 to $14 million in 2022 from the transaction, subject to close timing and other customary adjustments. The company looks forward to providing a full update to investors and analysts on its next quarterly earnings conference call.

Strategic Rationale

Increased ownership in Millennium Pipeline directly aligns with DT Midstream’s investment thesis of owning pure play natural gas assets connecting premier supply basins with key demand centers and market regions, and with revenues supported by long-term take-or-pay contracts with creditworthy and diverse customers.

Closing Details

The transaction has been approved by DT Midstream's Board of Directors and is expected to close in the fourth quarter of 2022, subject to regulatory approvals, including the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act, and other customary closing conditions.

Advisors

Lazard is serving as financial advisor and Shearman & Sterling LLP is serving as legal counsel to DT Midstream.

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About DT Midstream

DT Midstream (NYSE: DTM) is an owner, operator and developer of natural gas interstate and intrastate pipelines, storage and gathering systems, compression, treatment and surface facilities. The company transports clean natural gas for utilities, power plants, marketers, large industrial customers and energy producers across the Southern, Northeastern and Midwestern United States and Canada. The Detroit-based company offers a comprehensive, wellhead-to-market array of services, including natural gas transportation, storage and gathering. DT Midstream is transitioning towards net zero greenhouse gas emissions by 2050, including a plan of achieving 30% of its carbon emissions reduction in the next decade. For more information, please visit the DT Midstream website at www.dtmidstream.com.

Why DT Midstream Uses Adjusted EBITDA

Adjusted EBITDA is defined as GAAP net income attributable to DT Midstream before expenses for interest, taxes, depreciation and amortization, and loss from financing activities, further adjusted to include the proportional share of net income from equity method investees (excluding taxes, depreciation and amortization), and to exclude certain items the company considers non-routine. DT Midstream believes Adjusted EBITDA is useful to the company and external users of DT Midstream’s financial statements in understanding operating results and the ongoing performance of the underlying business because it allows management and investors to have a better understanding of actual operating performance unaffected by the impact of interest, taxes, depreciation, amortization and non-routine charges noted in the table below. We believe the presentation of Adjusted EBITDA is meaningful to investors because it is frequently used by analysts, investors and other interested parties in the midstream industry to evaluate a company’s operating performance without regard to items excluded from the calculation of such measure, which can vary substantially from company to company depending on accounting methods, book value of assets, capital structure and the method by which assets were acquired, among other factors. DT Midstream uses Adjusted EBITDA to assess the company’s performance by reportable segment and as a basis for strategic planning and forecasting.

In this release, DT Midstream provides 2022 Adjusted EBITDA guidance. The reconciliation of net income to Adjusted EBITDA as projected for full-year 2022 is not provided. DT Midstream does not forecast net income as it cannot, without unreasonable efforts, estimate or predict with certainty the components of net income. These components, net of tax, may include, but are not limited to, impairments of assets and other charges, divestiture costs, acquisition costs, or changes in accounting principles. All of these components could significantly impact such financial measures. At this time, DT Midstream is not able to estimate the aggregate impact, if any, of these items on future period reported earnings. Accordingly, DT Midstream is not able to provide a corresponding GAAP equivalent for Adjusted EBITDA.

Forward Looking Statements

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, business prospects, outcomes of regulatory proceedings, market conditions, and other matters, based on what we believe to be reasonable assumptions and on information currently available to us.

Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “expectations,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “outlook,” “confident” and other words of similar meaning. The absence of such words, expressions or statements, however, does not mean that the statements are not forward-looking. In particular, express or implied statements relating to future earnings, cash flow, results of operations, uses of cash, tax rates and other measures of financial performance, future actions, conditions or events, potential future plans, strategies or transactions of DT Midstream, and other statements that are not historical facts, are forward-looking statements.

Forward-looking statements are not guarantees of future results and conditions, but rather are subject to numerous assumptions, risks, and uncertainties that may cause actual future results to be materially different from those contemplated, projected, estimated, or budgeted. Many factors may impact forward-looking statements of DT Midstream including, but not limited to, the following: changes in general economic conditions; competitive conditions in our industry; global supply chain disruptions; actions taken by third-party operators, processors, transporters and gatherers; changes in expected production from Southwestern Energy Company and/or its affiliates, Antero Resources Corporation and/or its affiliates and other third parties in our areas of operation; demand for natural gas gathering, transmission, storage, transportation and water services; the availability and price of natural gas to the consumer compared to the price of alternative and competing fuels; competition from the same and alternative energy sources; our ability to successfully implement our business plan; our ability to complete organic growth projects on time and on budget; our ability to complete acquisitions; the price and availability of debt and equity financing; restrictions in our existing and any future credit facilities and indentures; energy efficiency and technology trends; changing laws regarding cyber security and data privacy and any cyber security threat or event; operating hazards, environmental risks, and other risks incidental to gathering, storing and transporting natural gas; changes in environmental laws, regulations or enforcement policies, including laws and regulations relating to climate change and greenhouse gas emissions; natural disasters, adverse weather conditions, casualty losses and other matters beyond our control; the impact of outbreaks of illnesses, epidemics and pandemics, including the COVID-19 pandemic and the economic effects of the pandemic; the ongoing conflict between Russia and Ukraine, including resulting commodity price volatility and risk of cyber-based attacks; increases in interest rates; the impact of inflation on our business; labor relations and markets, including the ability to attract, hire and retain key employee and contract personnel; large customer defaults; changes in tax status, as well as changes in tax rates and regulations; intent to develop low carbon business opportunities and deploy greenhouse gas reducing technologies; the effects of existing and future laws and governmental regulations; changes in insurance markets impacting costs and the level and types of coverage available; the timing and extent of changes in commodity prices; the suspension, reduction or termination of our customers’ obligations under our commercial agreements; disruptions due to equipment interruption or failure at our facilities, or third-party facilities on which our business is dependent; the effects of future litigation; the qualification of the spin-off of DT Midstream from DTE Energy ("the Spin-Off") as a tax-free distribution; the allocation of tax attributes from DTE Energy in accordance with the agreement that governs the respective rights, responsibilities and obligations of DTE Energy and DT Midstream after the Spin-Off with respect to all tax matters; our ability to achieve the benefits that we expect to achieve as an independent publicly traded company; and the risks described in our Annual Report on Form 10-K for the year ended December 31, 2021 and our reports and registration statements filed from time to time with the SEC.

The above list of factors is not exhaustive. New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause actual results to vary materially from those stated in forward-looking statements, see the discussion under the section entitled “Risk Factors” in our Annual Report for the year ended December 31, 2021, filed with the SEC on Form 10-K and any other reports filed with the SEC. Given the uncertainties and risk factors that could cause our actual results to differ materially from those contained in any forward-looking statement, you should not put undue reliance on any forward-looking statements.

Any forward-looking statements speak only as of the date on which such statements are made. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Investor Relations

Todd Lohrmann, DT Midstream, 313.774.2424
investor_relations@dtmidstream.com